2 Bethesda Metro Center, Suite 1530,
Bethesda, MD 20814

T: (240) 507-1300, F: (240) 396-5626

News Release

Pebblebrook Hotel Trust Declares Dividends For the Fourth Quarter 2011

Bethesda, MD, December 15, 2011 — Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that its Board of Trustees has declared a quarterly cash dividend of $0.12 per common share of beneficial interest, to be paid on January 16, 2012 to shareholders of record as of December 31, 2011. The common dividend represents an annualized yield of approximately 2.6% based on the closing price of the common shares on December 14, 2011.

The Board of Trustees also authorized, and the Company has declared, a quarterly cash dividend of $0.4921875 per share of the Company’s 7.875% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, to be paid on January 16, 2012 to shareholders of record as of December 31, 2011 and a quarterly cash dividend of $0.50 per share of the Company’s 8.0% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, to be paid on January 16, 2012 to shareholders of record as of December 31, 2011.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full service hotels located in large urban and resort markets with an emphasis on the major coastal cities. The Company owns 20 hotels, comprised of 14 wholly-owned hotels, with a total of 3,812 guest rooms and a 49% joint venture interest in 6 hotels with 1,733 guest rooms. The Company owns, or has an ownership interest in, hotels located in nine states and the District of Columbia, including 14 markets: Bethesda, Maryland; San Francisco, California; Buckhead, Georgia; Washington, DC; Minneapolis, Minnesota; Stevenson, Washington; Santa Monica, California; Philadelphia, Pennsylvania; San Diego, California; Seattle, Washington; West Hollywood, California; Miami, Florida; Boston, Massachusetts; and New York, New York. For more information, please visit www.pebblebrookhotels.com.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. These forward-looking statements relate to the payment of the dividends. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com and at www.sec.gov.

All information in this release is as of December 15, 2011. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Contact:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust — (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com